Exhibit 3.36

                        AMENDED AND RESTATED BYLAWS

                                     OF

                                 [Company]

                         (an Oklahoma corporation)

                                 ---------

                                 ARTICLE I

                                STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Oklahoma General Corporation Act. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. STOCK TRANSFERS. The transfer of stock of the corporation and the certificates of stock which represent the stock of the corporation or uncertificated stock of the corporation shall be governed by the provisions of the Oklahoma General Corporation Act and the provisions of the Uniform Commercial Code-Investment Securities of the State of Oklahoma. To the extent that any provision of the Oklahoma General Corporation Act is inconsistent with the provisions of the Uniform Commercial Code-Investment Securities of the State of Oklahoma, the provisions of the Uniform Commercial Code-Investment Securities of the State of Oklahoma shall be controlling.

         3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date in accordance with the provisions of Section 1058 of the Oklahoma General Corporation Act.

         4. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Oklahoma, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Oklahoma.

         - CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         - NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of shareholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.

         - SHAREHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of shareholders.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chair of the Board, if any, the Vice-Chair of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chair to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chair of the meeting shall appoint a secretary of the meeting.

         - QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present may adjourn the meeting despite the absence of a quorum.

         - VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the affirmative votes cast except where the Oklahoma General Corporation Act prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         5. SHAREHOLDER ACTION WITHOUT MEETINGS. Except as provided in subsection B of Section 1056 and subsection B of Section 1073 of the Oklahoma General Corporation Act, any action required by the Oklahoma General Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the requirements of
Section 1073 of the Oklahoma General Corporation Act. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing to the extent required by the provisions of subsection E of
Section 1073 of the Oklahoma General Corporation Act.

                                 ARTICLE II

                                 DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof.

         2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Oklahoma. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation, such number of directors may be fixed or changed from time to time by the shareholders or by the Board of Directors.

         3. ELECTION AND TERM. Any director may resign at any time upon written notice to the corporation. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal. Subject to the provisions of the Oklahoma General Corporation Act, in the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix.

         - PLACE. Meetings shall be held at such place within or without the State of Oklahoma as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Oklahoma General Corporation Act, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Oklahoma General Corporation Act and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

         Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the Oklahoma General Corporation Act, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                ARTICLE III

                                  OFFICERS

         The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been chosen and qualified.

         All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of shareholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                 ARTICLE IV

                               CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                 ARTICLE V

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                 ARTICLE VI

                            CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the Oklahoma General Corporation Act, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the shareholders.